As filed with the Securities and Exchange Commission on February 14, 2006
                                                      Registration No. 333-_____

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                          ----------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                              IFSA STRONGMAN, INC.
                 (Name of small business issuer in its charter)

         Delaware                           7929                20-0929024
(State or other Jurisdiction   (Primary Standard Industrial  (I.R.S. Employer
    of Incorporation or         Classification Code Number)  Identification No.)
       Organization)

                              28-32 Wellington Road
                         London, NW8 9SP, United Kingdom
                                +44 20 7060 4372

        (Address and telephone number of principal executive offices and principal place of business)

                             Jussi Laurimaa, Chief
                                Executive Officer
                              IFSA Strongman, Inc.
                              28-32 Wellington Road
                         London, NW8 9SP, United Kingdom
                                +44 20 7060 4372
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                              Yoel Goldfeder, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

                                  CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
   Title of each class of        Number of Shares       Proposed          Proposed           Amount of
 securities to be registered     to be registered       maximum           maximum         registration fee
                                                        offering         aggregate
                                                       price per       offering price
                                                       share (1)
-------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par            5,762,500            $0.67         $3,860,875.00          $413.11
value
-------------------------------------------------------------------------------------------------------------

      (1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on February 10, 2006, which was $0.67 per share.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement is filed with the Securities and Exchange Commission and becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED FEBRUARY 10, 2006

                              IFSA STRONGMAN, INC.
                               5,762,500 SHARES OF
                                  COMMON STOCK

      This prospectus relates to the resale by the selling stockholders of up to 5,762,500 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering.

      We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering.

      Our common stock is listed on the Over-The-Counter Bulletin Board under the symbol "ISMN." The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on February 10, 2006, was $0.67.

      Investing in these securities involves significant risks. See "Risk Factors" beginning on page 7.

      No other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

      We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is ________, 2006.

                                Table Of Contents

Prospectus Summary.............................................................6

Risk Factors...................................................................7

Use Of Proceeds................................................................7

Market For Common Equity And Related Stockholder Matters......................11

Business......................................................................15

Facilities....................................................................19

Employees.....................................................................19

Legal Proceedings.............................................................19

Management....................................................................19

Certain Relationships And Related Transactions................................21

Security Ownership Of Certain Beneficial Owners And Management................22

Description Of Securities To Be Registered....................................22

Indemnification For Securities Act Liabilities................................23

Plan Of Distribution..........................................................23

Penny Stock...................................................................23

Selling Stockholders..........................................................25

Legal Matters.................................................................26

Experts.......................................................................26

Available Information.........................................................26

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms "IFSA Strongman," "IFSA," the "Company," "we," "us," and "our" refer to IFSA Strongman, Inc.

                              IFSA STRONGMAN, INC.

      We were formed in the state of Utah on March 2, 2001, and was subsequently reincorporated under the laws of the State of Delaware on March 30, 2004. On December 9, 2005, we entered into a Share Exchange Agreement with IFSA Strongman Ltd., a United Kingdom corporation and the shareholders of IFSA Strongman Ltd., which closed on December 29, 2005. Pursuant to the Agreement, we acquired all of the outstanding equity stock of IFSA Strongman Ltd. from the shareholders of IFSA Strongman Ltd. On December 28, 2005 we changed our name to IFSA Strongman, Inc.

      Subsequent to the acquisition of IFSA Strongman Ltd., we are an integrated media, entertainment and athlete representation company, principally engaged in the development, production and marketing of television programs, live events and the licensing and sale of branded consumer products. The content of IFSA's entertainment and consumer products is centered on the various strongman competitions and events world-wide.

      Our executive offices are located at 28-32 Wellington Road, London, United Kingdom NW8, and our telephone number is 44 20 7060 4372. We are a Delaware corporation.

The Offering

Common stock outstanding before the offering...........       28,737,500 shares

Common stock offered by selling stockholders...........  Up to 5,762,500 shares.

Common stock to be outstanding after the offering......        28,737,500 shares

Use of proceeds........................................   We will not receive
                                                          any proceeds from the
                                                          sale of the common
                                                          stock hereunder. See
                                                          "Use of Proceeds" for
                                                          a complete
                                                          description.

OTCBB Symbol ..........................................   ISMN.ob

                                  RISK FACTORS

      This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

                          Risks Related To Our Business

Our failure to continue to develop creative and entertaining programs and events would likely lead to a decline in the popularity of our brand of entertainment.

      The creation, marketing and distribution of live and televised entertainment is at the core of our business and is critical to our ability to generate revenues across our media platforms and product outlets. Our failure to continue to create popular live events and televised programming would likely lead to a decline in our television ratings and attendance at our live events, which would likely adversely affect our operating results.

Our failure to retain or continue to recruit key athletes could lead to a decline in the appeal of the popularity of our brand of entertainment.

      Our success depends, in large part, upon our ability to recruit and retain athletes who have the physical presence to compete in our strongman competitions. We cannot be sure you that we will be able to continue to identify and retain these athletes in the future. Additionally, we cannot be sure that we will be able to retain our current athletes during the remaining terms of their contracts or renew their contracts when their contracts expire. Our failure to attract and retain key athletes, or a serious or untimely injury to, or the death of, or unexpected or premature loss or retirement for any reason of any of our key athletes, could lead to a decline in the appeal and the popularity of our brand of entertainment, which could adversely affect our operating results.

A decline in general economic conditions could adversely affect our business.

      Our operations are affected by general economic conditions, which generally may affect consumers' disposable income, the level of advertising spending and the size and number of retail outlets. The demand for entertainment and leisure activities tends to be highly sensitive to the level of consumers' disposable income. A decline in general economic condition could reduce the level of discretionary income that our fans and potential of our revenues. A decline in general economic conditions could also reduce levels of advertising spending, which could impair our ability to sell advertising for its various media platforms at acceptable rates or at all.

      Furthermore, a decline in the size or number of retail outlets for our branded merchandise and consolidation in the retail industry as a result of declining general economic conditions could harm our distribution and sales of merchandise. Any of the foregoing could adversely affect our operating results.

A decline in the popularity of our brand of sports entertainment, including as a result of changes in the social and political climate, could adversely affect our business.

      Our operations are affected by consumer tastes and entertainment trends, which are unpredictable and subject to change and may be affected by changes in the social and political climate. Our programming is created to evoke a response from our fans. A change in our fans' tastes or a material change in the perceptions of our business partners, including our sponsors, distributors and licensees, whether as a result of the social and political climate or otherwise, could adversely affect our operating results.

Changes in the regulatory atmosphere and related private-sector initiatives could adversely affect our business.

      While the production and distribution of television programming by independent producers is not directly regulated by the federal or state governments in the United States, the marketplace for television programming in the United States is affected significantly by government regulations applicable to, as well as social and political influences on, television stations, television networks and cable and satellite television systems and channels. A number of governmental and private-sector initiatives relating to the content of media programming have been announced in response to certain events unrelated to us. Changes in governmental policy and private-sector perceptions could further restrict program content and adversely affect our levels of viewership and operating results.

The markets in which we operate are highly competitive, rapidly changing and increasingly fragmented, and we may not be able to compete effectively, especially against competitors with greater financial resources or marketplace presence.

      We compete for advertising dollars with other media companies. We face competition from professional and college sports, as well as from other forms of live and televised entertainment and other leisure activities in a rapidly changing and increasingly fragmented marketplace. For the sale of branded merchandise, we compete with entertainment companies, professional and college sports leagues and other makers of branded apparel and merchandise. Many of the companies with whom we compete with have greater financial resources than us.

      Our failure to compete effectively could result in a significant loss of viewers, venues, distribution channels or athletes/other performers and fewer entertainment and advertising dollars spent on its form of sports entertainment, any of which could adversely affect our operating results.

We face uncertainties associated with international markets.

      Our production of live events overseas subjects us to the risks involved in foreign travel, local regulations, including regulations requiring us to obtain visas for our athletes, and political instability inherent in varying degrees in those markets. In addition, the distribution of our television, branded merchandise and licensed products in international markets exposes us to some degree of currency and piracy risk. These risks could adversely affect our operating results and impair our ability to pursue our business strategy as it relates to international markets.

We may be prohibited from promoting and conducting our live events if we do not comply with applicable regulations.


      In various states in the United States and some foreign jurisdictions, athletic commissions and other applicable regulatory agencies require us to obtain licenses for promoters, medical clearances and/or other permits or licenses for athletes and other performers and/or permits for events in order for us to promote and conduct our live events. In the event that we fail to comply with the regulations of a particular jurisdiction, we may be prohibited from promoting and conducting our live events in that jurisdiction. The inability to present our live events over an extended period of time or in a number of jurisdictions could lead to a decline in the various revenue streams generated from live events, which could adversely affect our operating results.

Our insurance may not be adequate to cover liabilities resulting from accidents or injuries that occur during our physically demanding events.

      The events we organize expose our athletes and our employees who are involved in the production of those events to the risk of travel and performance related accidents, the consequences of which may not be fully covered by insurance. The physical nature of our events expose our athletes to the risk of serious injury or death. Any liability to us resulting from any death or serious injury sustained by one of our athletes while performing, to the extent not covered by insurance and the various waivers our athletes sign, could adversely affect our operating results.

Because we depend on our senior management's experience and knowledge of the industry, we would be adversely affected if senior management left.

      We are dependent on the continued efforts of our senior management team. We do not currently have an employment contracts with some of our senior executives. If, for any reason, senior executives do not continue to be active in management, our business, financial condition or results of operations could be adversely affected. In addition, we do not maintain key personnel life insurance on our senior executives and other key employees.

      We may need to raise capital to fund our operations, and our failure to obtain funding when needed may force us to delay, reduce or eliminate acquisitions and business development plans.

      If in the future, we are not capable of generating sufficient revenues from operations and our capital resources are insufficient to meet future requirements, we may have to raise funds to continue the development, commercialization and marketing of our business.

      We cannot be certain that funding will be available on acceptable terms, or at all. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact our ability to conduct our business. If we are unable to raise additional capital if required or on acceptable terms, we may have to significantly delay, scale back or discontinue our planned acquisitions or business development plans or obtain funds by entering into agreements on unattractive terms.

                         Risks Related To This Offering

There Is No Assurance Of An Established Public Trading Market, Which Would Adversely Affect The Ability Of Investors In Our Company To Sell Their Securities In The Public Markets.

      Although our common stock trades on the Over-the-Counter Bulleting Board (the "OTCBB"), a regular trading market for the securities may not be sustained in the future. The NASD has enacted recent changes that limit quotations on the OTCBB to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTCBB of these rule changes and other proposed changes cannot be determined at this time. The OTCBB is an inter-dealer, Over-The-Counter market that provides significantly less liquidity than the NASD's automated quotation system (the "NASDAQ Stock Market"). Quotes for stocks included on the OTCBB are not listed in the financial sections of newspapers as are those for The NASDAQ Stock Market. Therefore, prices for securities traded solely on the OTCBB may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. Market prices for our common stock will be influenced by a number of factors, including:

      o     the issuance of new equity securities;
      o     changes in interest rates;
      o competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
      o     variations in quarterly operating results;
      o     change in financial estimates by securities analysts;
      o     the depth and liquidity of the market for our common stock;
      o investor perceptions of our company and the sports and entertainment industry generally; and
      o     general economic and other national/internaional conditions.

The Limited Prior Public Market And Trading Market May Cause Volatility In The Market Price Of Our Common Stock.

      Our common stock is currently traded on a limited basis on the OTCBB under the symbol "ISMN." The quotation of our common stock on the OTCBB does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Our common stock is thus subject to volatility. In the absence of an active trading market:

      o investors may have difficulty buying and selling or obtaining market quotations;
      o     market visibility for our common stock may be limited; and
      o a lack of visibility for our common stock may have a depressive effect on the market for our common stock.

Our Common Stock Could Be Considered To Be A "Penny Stock."

      Our common stock could be considered to be a "penny stock" if it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under
Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a "recognized" national exchange;
(iii) it is NOT quoted on The NASDAQ Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

Broker-Dealer Requirements May Affect Trading And Liquidity.

      Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

      Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Shares Eligible For Future Sale May Adversely Affect The Market Price Of Our Common Stock, As The Future Sale Of A Substantial Amount Of Our Restricted Stock In The Public Marketplace Could Reduce The Price Of Our Common Stock.

      From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act ("Rule 144"), subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate of our company that has satisfied a two-year holding period. Any substantial sale of common stock pursuant to Rule 144 or pursuant to any resale prospectus may have an adverse effect on the market price of our securities.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by selling stockholders. We will receive no proceeds from the sale of shares of common stock in this offering.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Our common stock is traded on the Over-The-Counter Bulletin Board, referred to herein as the OTCBB, under the symbol "ISMN" The following table sets forth, for the calendar periods indicated, the range of the high and low last reported bid prices of our common stock, as reported by the OTCBB since trading commenced on March 4, 2005. The quotations represent inter-dealer prices without retail mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions.

                                                                       2005
                                                   ---------------------------------------------
                                                         High*                         Low*
                                                   ----------------             ----------------
1st Quarter (from March 4, 2005).............      $          1.250             $          1.010
2nd Quarter..................................      $          1.010             $          0.400
3rd Quarter .................................      $          0.510             $          0.150
4th Quarter .................................      $          0.150             $          0.300

      As of February 10, 2006, there were approximately 292 holders of record of our common stock.

Dividends

      We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

      The following table shows information with respect to each equity compensation plan under which our common stock is authorized for issuance as of the fiscal year ended December 31, 2005.

                                   EQUITY COMPENSATION PLAN INFORMATION

-----------------------------------------------------------------------------------------------------------------
           Plan category              Number of securities       Weighted average        Number of securities
                                        to be issued upon       exercise price of      remaining available for
                                           exercise of         outstanding options,     future issuance under
                                      outstanding options,     warrants and rights    equity compensation plans
                                       warrants and rights                              (excluding securities
                                                                                       reflected in column (a)
-----------------------------------------------------------------------------------------------------------------
                                               (a)                      (b)                      (c)
-----------------------------------------------------------------------------------------------------------------
Equity compensation plans approved             -0-                     -0-                       -0-
by security holders
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Equity compensation plans not                  -0-                     -0-                       -0-
approved by security holders
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Total                                          -0-                     -0-                       -0-
-----------------------------------------------------------------------------------------------------------------

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Statements

      The information in this report contains forward-looking statements. All statements other than statements of historical fact made in this report are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. These forward-looking statements can be identified by the use of words such as "believes," "estimates," "could," "possibly," "probably," anticipates," "projects," "expects," "may," "will," or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. Forward-looking statements reflect management's current expectations and are inherently uncertain. Our actual results may differ significantly from management's expectations.

      The following discussion and analysis should be read in conjunction with our financial statements, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

Corporate History

      On December 9, 2005, Synerteck Incorporated consummated a Share Exchange Agreement with IFSA Strongman Ltd. whereby all of the shareholders in IFSA Strongman Ltd. had their shares converted into 20,000,000 shares of Synerteck. On December 28, 2005, to effect a name change, Synerteck executed a merger document with its wholly owned subsidiary IFSA Strongman, Inc., a newly formed Delaware corporation. This effectively changed the registrant's name from Synerteck Incorporated to IFSA Strongman, Inc.

Overview

      We are an integrated media, entertainment and athlete representation company, principally engaged in the development, production and marketing of television programs, live events and the licensing and sale of branded consumer products. The content of our entertainment and consumer products is centered on the various strongman competitions and events world-wide.

Plan of Operations

      The current cash resources of the Company are not adequate for it to reach breakeven. The management estimates that approximately $500,000 in additional cash resources will be required during 2006. The management expects the business of IFSA Strongman to become self-sustaining during the third quarter of 2006, after which the company will not be needing cash injections to run its core operations.

      The Company is in the process of raising the $500,000 financing required for breakeven. This financing is being raised partly as an equity issue priced at $0.40 per share, and partly as a bridge loan.

      In addition to the breakeven financing, the management is preparing for a larger, approximately $5,000,000 capital raise during 2006. The proceeds of this bigger fundraise will be used for more rapid expansion into sports reality television, gaming and merchandising. The management expects that the Company's ability to reach breakeven is not dependent on the success of this expansion financing.

      The main product development activity for the company in 2006 will be to lift its event presentation to the level of the TV presentation achieved in 2005. Thereafter, the next main product development step will be to try to commission one or more sports reality concepts for a major TV network in the USA or UK.

      The main investment activity of the Company throughout 2006 will remain the production of its core television product. Additional smaller investments will be made into the development of an e-commerce Website with better content management functionality and into production of strongman equipment at a smaller scale than in 2004. The main investments in the future years will be made into the development of pilots for sports reality TV shows involving strongmen, into the development of a strongman console game, and into the development of additional lines of strongman merchandise.

      The management does not foresee substantial changes in the number of employees during 2006.

Liquidity and Capital Resources

      Since inception, we have financed IFSA Strongman's operations from its business cash flows and the issuance of $50,000 of promissory notes. As of September 30, 2005, IFSA Strongman's primary source of liquidity consisted of $48,650 in cash and cash equivalents. Because IFSA Strongman is cash flow positive, we do not expect to require additional investment capital during the next twelve months to continue our operations at their current level. Nevertheless, we may seek to secure additional debt or equity capital to finance substantial business development initiatives or acquire another information technology firm. At present, however, we have no plans to seek any such additional capital or to engage in any business development or acquisition activity.

Recent Accounting Pronouncements

      In June 2003, the Securities and Exchange Commission ("SEC") adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404"). Commencing with our annual report for the fiscal year ending December 31, 2008, we will be required to include a report of management on our internal control over financial reporting. The internal control report must include a statement.

      o     of management's responsibility for establishing and maintaining adequate internal control over our financial reporting;
      o     of management's assessment of the effectiveness of our internal control over financial reporting as of year end;
      o of the framework used by management to evaluate the effectiveness of our internal control over financial reporting; and
      o that our independent accounting firm has issued an attestation report on management's assessment of our internal control over financial reporting, which report is also required to be filed.

      In December 2004, the FASB issued FASB SFAS No. 123 (revised 2004), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the fiscal year ending December 31, 2006. The Company has not yet assessed the impact on future operations of adopting this new standard.

      The FASB also issued FASB Statement No. 154 (SFAS 154) which replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. It is not believed that this will have an impact on the Company in the foreseeable future as no accounting changes are anticipated.

Results of Operations

      Following is our discussion of the relevant items affecting results of operations for the periods ended September 30, 2005 and 2004.

      Revenues. Revenue is recognized upon completion of services or delivery of goods. Advance customer payments are recorded as deferred revenue until such time as they are recognized. Product sales are not warranted by the Company and may be subject only to warranties that may be provided by the product manufacturer. Therefore, product warranties have no effect on the financial statements.

      IFSA Strongman generated net revenues of $42,222 during the three months ended September 30, 2005, which represents a 31% decrease compared to $60,752 in net revenues during the third quarter of 2004. For the nine month period ended September 30, 2005, net revenues were $123,163, representing a 17% decrease compared to $147,894 in net revenues during the first nine months of 2004. This decrease was mainly due to the reduction in systems support services provided to one large related party client during the nine months ended September 30, 2005. During the first nine months of 2005 and 2004, we received $52,580 and $71,340, respectively, in gross revenues from systems support. Although hardware sales revenues decreased, several new IT service contracts were established in the first three months of 2005 which contributed to the total net revenues recorded for the first nine months of 2005. Other sources of revenue were information technology services, hardware sales and equipment leases. We anticipate that these three areas will constitute the principal source of IFSA Strongman's revenue for the foreseeable future.

      Cost of Sales. Expenses which comprise cost of sales are the wholesale cost of hardware, software, any accompanying licenses, product sales commissions, and commissions paid in connection with information technology consulting contracts. Also included in cost of sales are personnel and materials costs to administer these information technology services. As more organizations utilize our technology services, future expenses included in cost of goods sold will increase as well as potential fee sharing expenses to organizations that assist us in providing these services.

      Cost of sales for the three months ended September 30, 2005 were $5,439, a 5% decrease from $5,753 during the third quarter of 2004. For the nine month period ended September 30, 2005, cost of sales was $25,270, a 24% decrease from $33,408 during the first nine months of 2004. This decrease corresponds with the decrease in revenues for the same period. Revenues for the nine months ended September 30, 2005 were more heavily weighted towards service as opposed to hardware and software sales when compared to the same period in the prior year. IT services and systems support yield a higher margin than hardware and software sales. Cost of sales is attributable to (i) expenses incurred pursuant to the delivery of our information technology support, and (ii) sales commissions paid in connection with technology consulting projects.

      General and Administrative Expenses. Our general and administrative expenses have been comprised of administrative wages and benefits; occupancy and office expenses; outside legal, accounting and other professional fees; travel and other miscellaneous office and administrative expenses. General and administrative expenses for the three months ended September 30, 2005 were $88,211, a 272% increase compared to $23,740 during the third quarter of 2004. For the nine month period ended September 30, 2005, general and administrative expenses were $131,933, a 159% increase from $50,941 during the first nine months of 2004. This increase was primarily due to the issuance of common stock to certain employees and contract personnel under the Company's Stock Incentive Plan. The value of the stock as well as the services received was $40,000. Without this non-cash expense, general and administrative expenses would have been $91,933 for the nine month period ended September 30, 2005. Other costs in this category were accounting and legal fees associated with the audit of the financial statements and filings with the Securities and Exchange Commission. Professional fees accounted for approximately $25,253 of general and administrative expenses during the nine month period ended September 30, 2005, as compared to $20,635 during the first nine months of 2004. Although we endeavor to decrease certain costs associated with personnel salaries and benefits, professional fees, contract labor, and rent and occupancy-related expense, as the business grows, these expenses will increase. Because we sublease our office facilities from our former parent corporation, we do not anticipate any material commitments for capital expenditures in the foreseeable future.

      Selling and Marketing Expenses. Our selling and marketing expenses include selling/marketing wages and benefits; advertising and promotional expenses; travel and other miscellaneous related expenses. Selling and marketing expenses for the three months ended September 30, 2005 were $44,590, a 167% increase from $16,731 during the third quarter of 2004. For the nine month period ended September 30, 2005, selling and marketing expenses were $70,622, an 125% increase from $31,367 during the first nine months of 2004. This increase was primarily attributable to increased salaries of sales personnel as well as additional expenditures for advertising and marketing. We expect that our sales and marketing expenditures will increase as we continue to develop our client base and expand our efforts in computer hardware and software leasing.

      Product Development. Product research and development expenses for the three months ended September 30, 2005 were $3,024, a 57% decrease from $7,037 during the second quarter of 2004. For the nine month period ended September 30, 2005, product development expenses were $5,822, a 56% decrease from $13,138 during the first nine months of 2004. This decrease was the result of the decrease in our product development expenses related to systems development for our programming and web site hosting services. We believe that significant investments in product development are required to remain competitive. Accordingly, we expect to incur increased expenditures with respect to product development in future periods.

      Other Income (Expense). We incurred net other income of $31,333 for the nine months ended September 30, 2005 compared to net other expense of $2,087 during the first nine months of 2004. The income recorded in 2005 is mainly the result of the sale of marketable securities resulting in a realized gain of $29,238. The expenses incurred in this category were comprised primarily of interest expenses related to the notes payable issued by the Company during the first half of 2004. Income tax expense of $3,263 was also recorded during the first nine months of 2004.

Off-Balance Sheet Arrangements

      IFSA Strongman is not subject to any off-balance sheet arrangements.

Critical Accounting Policies

      The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

      Because of our limited level of operations, we have not had to make material assumptions or estimates other than our assumption that we are a going concern. If our business increases, our principal estimates will involve whether engagements in process will be profitable.

                                    BUSINESS

Overview of Business

      We are an integrated media, entertainment and athlete representation company, principally engaged in the development, production and marketing of television programs, live events and the licensing and sale of branded consumer products. The content of our entertainment and consumer products is centered on the various strongman competitions and events world-wide.

Operations

      Our operations are segmented into three principal business units:

o The World Governing Body: A body created to govern the strongman sport worldwide with national member federations in over 30 countries;

o Athlete Management Division: Represents and manages strongman athletes through exclusive commercial representation contracts; and

o Commercial Division: Organizes international strongman competitions and handles the television production, sales and marketing operations, merchandising and the licensing of the IFSA brand.

      We are striving to consolidate the strongman sport and entertainment globally and elevate it to the next level in terms of professionalism and production values. We are aiming to do this by creating a season-long narrative to the sport via establishment of a single worldwide competition pyramid, by trying to promote a handful of strongman athletes into superstardom, and by supporting all aspects of the sport with professional, coherent and solid infrastructure.

The World Governing Body

      The International Federation of Strength Athletes was formed in by Dr Douglas Edmunds and David Webster, OBE, as a governing body for international strongman events. The International Federation of Strength Athletes became an accepted and influential governing body by participants in the strongman sport worldwide. We acquired this governing body from IFSA Projects Ltd on June 10, 2004 and it currently operates as one of our divisions called World Governing Body (the "WGB").

      We have entered into agreements with different national strongman federations in over 30 different countries, which mandate the national member federations will follow the WGB's charter, implement its rules & regulations in their respective countries and be recognized to act as legitimate governing bodies in their regions. The WGB is governed by a Board formed by Dr. Douglas Edmunds (Chairman), Jamie Reeves, Marcel Mostert, Ilkka Kinnunen, Christian Fennell, Dr. Terry Todd/Dr. Mauro de Pasquale (rotating), one representative elected by the national member federations and one representative elected by the strongman athletes.

      The WGB has implemented a health policy that includes mandatory medical examinations for all athletes competing in international level plus drug testing. The drug policy is available for download at http://ifsastrongman.com/worldbody/health/.

      The WGB maintains a list of qualified strongman referees for various levels of competition. The WGB also regulates the rules of the strongman sport and disciplines, including specifications for equipment with which world records are ratified by the WGB. Finally, the WGB maintains a worldwide strongman athlete ranking through a points system, and designs each year's competition calendar and the qualification pyramid for top title events. The WGB charges sanction fees and referee fees from competition promoters to cover its costs.

Athlete Management Division

      During 2004-2005, the Athlete Management Division ("AMD") signed contracts with 88 strongman athletes from over 30 countries. AMD represents these athletes in most commercial dealings related to their sports personalities. AMD also controls image and other rights of these athletes, and earns a commission from large proportion of commercial contracts, appearance fees and prize monies earned by the contracted athletes. In addition, athletes contracted by AMD, as well as those contracted by the national member federations of the WGB, can only compete in events sanctioned by the WGB or one of the national member federations, unless otherwise agreed with the athlete on a case-by-case basis.

      In its first year of operation in 2005, AMD placed contracted athletes in two feature-length movies, two television shows and one talk show. AMD intents to enhance the profile and improve the earnings of the best contracted strongman athletes and personalities through better media exposure, and to enhance the profile of the strongman sport by introducing well-known athletes from other sporting activities, such as professional football and wrestling, into strongman.

Commercial Division

      The Commercial Division is responsible for the following core activities:

o Event Deals: identifying and contracting event promoters for the main international events organized by us. In a typical contract, the event promoter organizes the venue, ticket sales and local marketing and public relations, whereas we would organize the logistics, television production, floor management and the competition.

o TV Production: we produce a television series called "IFSA Strongman" for international distribution. The format for the series is currently 13 half hour episodes. In 2005, the series was produced in a strategic partnership with Octagon CSI, employing up to the minute entertainment style presentation, enhanced photography and in-vision graphics. The content for the series is drawn from continental and world championships produced by us, from national and subcontinental championships produced by their respective national federations with rights for international distribution shared or held by us, and from athlete profiles produced by us. In addition to the existing series, we are attempting to produce a sports reality television show format commissioned by a major television network within the next two years.

o TV Distribution: we have licensed Octagon CSI, in the United Kingdom, to distribute the "IFSA Strongman" television series worldwide. With offices in 33 countries, Octagon CSI is in a position to deliver 350,000,000 households in the first year.

o Sponsorship Acquisition: we target sponsorship revenues in three main categories: broadcast sponsorship, event sponsorship and athlete sponsorship. Sponsorship packages in each category are multi-dimensional in the sense that they each include broadcast, promotional, and live elements. Given our control of all key aspects of the strongman platform it has created (athletes, events, venue, equipment, and formats), tailored packages can be created for branding partners with particular needs. The total sponsorship inventory can be valued at several million dollars, and Octagon CSI is helping us sell it with it's worldwide sponsorship sales team with an exclusive retainer-based contract.

o Gaming: 8-bit Ltd. has created a Java-based strongman game for mobile phones using our brand, formats and athlete personalities and has been granted worldwide distribution rights for it with royalties to be paid to us. We are also in discussions with developers and distributors about creating a console-based strongman game. The existing mobile phone game uses our sponsors as advertisers and we intend to continue bringing its key sponsors in as advertisers into the strongman gaming arena to offer them additional exposure.

o Licensing: InAphone A/S has been granted a license to the IFSA brand, top IFSA contracted athletes' sports personalities and selected television footage for mobile content distribution worldwide. We are presented with additional licensing opportunities from time to time, and intend to enter into more licensing contracts in the future.

o Merchandising: we have created a collection of approximately 50 Stock Keeping Units of strongman clothing that has been used by athletes and officials in major international title events throughout the 2005 strongman season. We own the designs and manufacture the clothing in Brazil. We intend to make this line of clothing available for retail. We also intend to produce a highlights DVD of the 2005 strongman season for retail distribution. Other merchandising opportunities are being discussed and we intend to expand our merchandising offering.

To boost particularly its TV production and TV distribution capabilities, the Commercial Division acquired in December 2004 a strongman television property called "All-Strength" from Wyndham Studios Entertainment, Inc., a Canadian company.

Industry Overview

      The combined world wide reach of all strongman television programs in the past has been at an approximate level of half-a-billion viewers a year and includes channels such as Eurosport, BBC, ESPN and FOX. The strongman sport existed initially as a loose federation of enthusiasts worldwide, but that changed in 1995 with the creation of the International Federation of Strength Athletes that quickly became the generally accepted world governing body of strongman.

      The promoters of strongman events fall in two categories: ex-athletes and strongman fans who have been promoting smaller events for years and professional promoters in entertainment and sports in general who are just entering strongman now. The first category dominated the marketplace prior to our entry, and typically organizes events with budgets in the $10,000 to $50,000 range. The latter category, largely introduced by IFSA to the strongman sport and entertainment, promote events with budgets in the $100,000 to $1,000,000 range.

      Television production for strongman events typically has been, and outside of IFSA predominantly still is done by small television production outfits with very limited budgets. The notable historical exception to that is BBC, who used to produce the Trans-World International's World's Strongest Man show every year until 2004, when they retired from strongman events. Historically, IFSA estimates that the most widely distributed strongman television show has been the World's Strongest Man show. In 2003, the last year prior to our entry, the World's Strongest Man show was broadcast in approximately 40 countries, and had a theoretical reach of 500 million households. The second largest distribution was either United Strongman Series or All-Strength, depending on whether number of countries, theoretical reach or advertising equivalent values are used.

Acquisition Strategy

      We believe that there are significant opportunities to both further consolidate our leadership position within the strongman sports and entertainment industry and to diversify our revenue base without losing focus by adding other sports and entertainment properties through selective acquisitions. Our officers and directors have the requisite skills and experience for identifying, pursuing, negotiating and closing deals with potential acquisition candidates, and integrating acquired operations. We believe we can integrate acquired companies into its management structure and business system successfully without a significant increase in general and administrative expenses. In addition, future acquisitions may enable us to lower overhead costs by centralizing key functions.

Seasonality

      The strongman sport and entertainment is seasonal in nature due to the fact that most activities and events take place from May to November. Accordingly, we hire dozens of contract workers during the main events of the competition season with short-term contracts. During the off-season, our core staff and officers work on sponsorship acquisition, television productions, merchandising, licensing, television sales and athlete contracting and development.

Competition

      We compete for advertising dollars with other media companies and face competition from professional and college sports, as well as from other forms of live and televised entertainment and other leisure activities in a rapidly changing and increasingly fragmented marketplace. For the sale of branded merchandise, we compete with entertainment companies, professional and college sports leagues and other makers of branded apparel and merchandise.

      In addition to general entertainment competition, we directly compete in the production and organization of strongman events. The major competitors are:

      o Trans-World International, which organizes the World's Strongest Man event held annually in September or October;
      o World-Class Entertainment AB, a subsidiary of World-Class International AB, which in 2005 organized three competitions branded as The World's Strongest Man Super-Series;
      o United Strongman Series which consists of 6-8 competitions annually in different countries; and
      o World Strongman Cup which also consists of 6-8 competitions annually in different countries.

      We estimate that our results in 2005 compared very favorably with those of our competitors listed above. All of these competitors collectively conducted an estimated 25-28 events, approximately 20% of the total number of events organized by IFSA and its national member federations. Furthermore, the competitors collectively awarded an estimated $230,000-$270,000 in prizes, approximately 30% of that collected by IFSA's athletes. Finally, eliminating overlap, the competing organizers had an estimated 55-70 athletes participating in their events, approximately 17% of IFSA's and its member federations' total, with the top athlete affiliated with competitors taking home and estimated $50,000-$60,000, or approximately 30% of the monies earned by IFSA's top athlete.

      We intend to establish ourselves as the premium product in strongman sports and entertainment, and to develop our offering so that it is viewed as superior to the other organizers of strongman events and at par with leading international sports and entertainment titles in more established sports.

Intellectual Property

      We have registered our corporate logo as a trade mark on October 21, 2004, in the United Kingdom and have since filed for registration in Canada, the United States and the European Union using the registration in the United Kingdom as the priority date.

Government Regulation

      We are subject to various government regulations including environmental, employment, privacy and safety regulations. The cost of compliance with these various regulations is not material; however, there are no assurances that additional legislation or changes in the regulatory environment will not limit our activities in the future or increase the cost of compliance.

                                   FACILITIES

      Our principal executive offices are located at 28-32 Wellington Road, London NW8 9SP, United Kingdom. This office consists of approximately 270 square feet which are rented on a monthly basis for $4,300.

      In addition to the foregoing, we have a regional office located at 105 Robinson Street, Unit #3, Oakville, ON L6J 1G1. This office consists of approximately 300 square feet which are rented on a monthly basis for $2,250.

      We believe that current facilities are adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities or other forms of property.

                                    EMPLOYEES

      As of February 10, 2006 we had five full-time employees and 3 consultants providing services; however, during the main competition season we will hire approximately 30 additional temporary employees. We have not experienced any work stoppages and we consider relations with our employees to be good.

                                LEGAL PROCEEDINGS

      From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

                                   MANAGEMENT

Executive Officers and Directors

      Below are the names and certain information regarding our executive officers and directors:

-----------------------------------------------------------------------------------------------------
Name                                       Age     Position
-----------------------------------------------------------------------------------------------------
Stephen Townley                            52      Chairman of the Board
-----------------------------------------------------------------------------------------------------
Jussi Laurimaa                             38      Chief Executive Officer and Director
-----------------------------------------------------------------------------------------------------
Christian Fennell                          45      Chief Operating Officer, President and Director
-----------------------------------------------------------------------------------------------------
Jaime Alvarez                              30      Chief Financial Officer and Director
-----------------------------------------------------------------------------------------------------
Douglas Edmunds                            61      Chairman of the World Governing  Body's Board and
                                                   Director
-----------------------------------------------------------------------------------------------------

      Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), at its annual meeting, to hold such office until an officer's successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board.

Background of Executive Officers and Directors

      Stephen Townley, Chairman of the Board. Mr. Townley was appointed as our Chairman of the Board on December 9, 2005. From 1983 to August 2001 Mr. Townley was the founding and senior partner at the law firm of Townleys. In August t 6 0 2001 Townleys merged into the law firm of Hammond Suddards Edge and Mr. Townley was a consultant to that firm until his agreement expired in July 2004. Mr. Townley graduated from University College London in 1975 with a LLM Degreee. Mr. Townley currently serves on the board of directors of Active Rights Management Limited, International Motor Sports Association, Sport Services Group Limited, Sports Lawyers Association, World Sport Football Pty, Projector NetResult and various other organizations and entities.

      Jussi Laurimaa, Chief Executive Officer and Director. Mr. Laurimaa was appointed as our Chief Executive Officer on December 9, 2005 and as a member of the Board of Directors on December 23, 2005. Prior to joining us, Mr. Laurimaa was the chief executive officer of IFSA Strongman Ltd. from June 2004 through December 2005. In addition, Mr. Laurimaa is currently, and has been since March 2002 a general partner of InvestGroup Ventures, London (UK), a venture capital firm. From January 1999 until March 2002 Mr. Laurimaa was the managing partner of Enba, Dublin in Ireland. Mr. Laurimaa graduated from London Business School in 1996 with a Masters in Finance (with distinction) and in 1991 from the Helsinki University of Technology with a M.Sc. in Engineering Physics (with distinction) and from University of Helsinki Faculty of Medicine with a B.Medicine. Mr. Laurimaa currently serves on the board of directors of Independent Risk Monitoring Ltd., a corporation in the United Kingdom.

      Christian Fennell, Chief Operating Officer, President and Director. Mr. Fennell was appointed as our Chief Operating Officer and President on December 9, 2005 and as a member of the Board of Directors on December 23, 2005. Prior to joining us, Mr. Fennell was the Chief Operating Officer and President of IFSA Strongman Ltd. from September 2005 through December 2005, from May 2005 to September 2005 Mr. Fennell was the Commercial Director at IFSA and from January 2005 to May 2005 Mr. Fennell was the head of television at IFSA. From October 1999 to January 2005 Mr. Fennell worked for Wyndham Studios Entertainment Inc. in connection with sporting event management and television production. Mr. Fennell graduated from Queens University in Kingston, Ontario in 1983 with a Hon. B.A. in Political Science. Mr. Fennell currently serves on the board of directors of Wyndham Studios Entertainment Inc.

      Jaime Alvarez, Chief Financial Officer and Director. Mr. Alvarez was appointed as our Chief Financial Officer on December 9, 2005 and as a member of the Board of Directors on December 23, 2005. Prior to joining us, Mr. Alvarez was the chief financial officer of IFSA Strongman Ltd. from August 2004 through December 2005. Mr. Alvarez also served as the chief operating officer of IFSA Strongman Ltd. from December 2004 through August 2005. In addition, Mr. Alvarez is currently, and has been since August 2002 an associate partner of InvestGroup Ventures, London (UK), a venture capital firm. From July 2003 until August 2004 Mr. Alvarez was an associate banker at European Bank of Reconstruction and Development (London). From June 2002 until September 2002 Mr. Alvarez was an advisor to the vice president of Pepsi Beverages International in Shanghai. From July 1999 until August 2001 Mr. Alvarez was a business analyst at McKinsey & Co. in Madrid. Mr. Alvarez graduated from Harvard Business School in 2003 with an M.B.A., from U. Pontificia Comillas, Icade in Madrid, Spain in 1999 with an advanced degree in Business and Economy and in 1998 with a Law degree and from Uned (Open University) with a degree in Industrial Engineering.

      Douglas Edmunds, Chairman of the World Governing Body's Board and Director. Mr. Edmunds was appointed as Chairman of the World Governing Body on June 12, 2004 and as a member of our Board of Directors on December 23, 2005. Prior to joining us, Mr. Edmunds was a director of IFSA Projects in Glasgow, Scotland from 1999 to June 2004. In addition, Mr. Edmunds worked at Drakemire Dairy Ltd. from 1982 to April 2000 and retired as the managing director of milk processing. Mr. Edmunds graduated from the University of Strathclyde in 1969 with a Phd, from Glasgow University in 1966 with a BSc from St. Josephs College in 1962.

Board of Directors

      Our Directors are elected by the vote of a majority in interest of the holders of our voting stock and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

      A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. At least three-quarters of the directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent in writing to the action.

      Directors may receive compensation for their services and reimbursement for their expenses as shall be determined from time to time by resolution of the Board. Our non-executive directors currently do not receive compensation for their participation at Board meetings and committees of the Board.

Executive Compensation

      The following table sets forth all compensation paid in respect of our Chief Executive Officer and those individuals who received compensation in excess of $100,000 per year (collectively, the "Named Executive Officers") for our last three completed fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                 Annual Compensation
                                                  ---------------------------------------------------
                                                                                      Other
                       Name and                                                       Annual
                  Principal Position      Year    Salary ($)     Bonus ($)      Compensation ($)
             ----------------------------------------------------------------------------------------
             Jussi Laurimaa               2005     $76,720          -0-               -0-
                Chief Executive
             Officer
             Clayton Barlow               2005     $51,826          -0-               -0-
                Former Chief Executive    2004     $58,910        $6,087              -0-
                Officer                   2003     $42,000        $6,516              -0-

      There are no current employment agreements between any individuals and the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In December 2004, IFSA entered into an agreement with Wyndham Studios Entertainment, Inc., a Canadian company, and Christian Fennell (the "Wyndham Agreement"). The Wyndham Agreement provides for IFSA acquiring from Wyndham Studios Entertainment the All-Strength brand and television property, related sponsorship agreements, and all other assets of Wyndham Studios Entertainment that in any way relate to strongman. Christian Fennell was a director of Wyndham Studios Entertainment, and as part of the Wyndham Agreement, he joined IFSA as a full-time employee.

      Part of the acquisition consideration under the Wyndham Agreement is an earn-out payable to Mr Fennell. Under the earn-out, Mr Fennell is entitled to a percentage of Reference Turnover, which is defined as the sum of IFSA's North-American TV broadcasting and merchandising fees plus 50% of global sponsorship revenues. The percentage of the Reference Turnover due to Mr Fennell is 20% in 2005, 13% in 2006 and 5% in 2005. IFSA estimates the total payments under this earnout over the three years to be approximately $100,000 - $250,000.

      Clayton Barlow, our former Chief Executive Officer and Director, was issued 175,000 shares of our common stock in accordance with our stock incentive plan in 2005. Mr. Barlow holds a total of 186,228 shares of our common stock.

      Chene Gardner, our former Chief Financial Officer and Director, was issued 600,000 shares of our common stock in accordance with our stock incentive plan in 2005. Mr. Gardner holds a total of 761,089 shares of our common stock.

      Kenneth Denos, our former Director, was issued 650,000 shares of our common stock in accordance with our stock incentive plan in 2005. Mr. Denos holds a total of 658,893 shares of our common stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of February 10, 2006 with respect to the beneficial ownership of the outstanding common stock by
(i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

-------------------------------------------------------------------------------------------------------------
Name of Beneficial Owner (1)                                Number of Shares         Percentage of Shares
                                                        Beneficially Owned Prior   Beneficially Owned Prior
                                                              to Offering                 to Offering
-------------------------------------------------------------------------------------------------------------
Stephen Townley                                                                 0                          *
-------------------------------------------------------------------------------------------------------------
Jussi Laurimaa (3)                                                      8,865,884                     30.85%
-------------------------------------------------------------------------------------------------------------
Christian Fennell                                                         489,892                      1.70%
-------------------------------------------------------------------------------------------------------------
Jaime Alvarez                                                             220,684                          *
-------------------------------------------------------------------------------------------------------------
Douglas Edmunds                                                         1,299,210                      4.52%
-------------------------------------------------------------------------------------------------------------
Jamie Reeves                                                            1,557,214                      5.42%
-------------------------------------------------------------------------------------------------------------
Invest Group Sports Management (4)                                      8,023,298                     27.92%
-------------------------------------------------------------------------------------------------------------
All officers and directors as a group (5 persons)                      12,232,884                     42.57%
-------------------------------------------------------------------------------------------------------------

      *     Less than 1%.

      (1) Except as otherwise indicated, the address of each beneficial owner is c/o IFSA Strongman, Inc. 28-32 Wellington Road, London NW8 9SP, United Kingdom.

      (2) Applicable percentage ownership is based on 28,737,500 shares of common stock outstanding as of February 10, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of February 10, 2006 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of February 10, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. (3) Of the shares beneficially owned by Jussi Laurimaa, 8,023,297 shares are owned by InvestGroup Sports Management, a company controlled, but not owned, by Mr. Laurimaa.

      (4) Jussi Laurimaa is a director of InvestGroup Sports Management and has the voting and dispositive rights over the shares held by it.

            o No Director, executive officer, affiliate or any owner of record or beneficial owner of more than 5% of any class of voting securities of the Company is a party adverse to the Company or has a material interest adverse to the Company.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

         Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share. As of February 10, 2006, there were 28,737,500 shares of our common stock issued and outstanding that are held by approximately 292 stockholders of record and 50,000 shares of our preferred stock issued and outstanding that are held by approximately one stockholder of record.

         Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

      Holders of our common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Our common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

      The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
      o an exchange distribution in accordance with the rules of the applicable exchange;
      o     privately-negotiated transactions;
      o short sales that are not violations of the laws and regulations of any state or the United States;
      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
      o     through the writing of options on the shares;
      o     a combination of any such methods of sale; and
      o     any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

      The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

      The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

      The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

      The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

      We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

      If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                                   PENNY STOCK

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and
      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must

      o obtain financial information and investment experience objectives of the person; and
      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and
      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

      The following table sets forth the common stock ownership of the selling stockholders as of February 10, 2006. The selling stockholders acquired their securities through the Share Exchange Agreement which closed on December 9, 2005.

                                                                                      Number of      Percentage of
                                                   Number of                        Shares Owned     Common Stock
                                                  Shares Owned      Number of           After         Owned After
                                                     Before       Shares Offered    Completion of    Completion of
                     Name                           Offering         for Sale       Offering (1)     Offering (2)
-----------------------------------------------  -------------    --------------    -------------    -------------
Asset Investment Partners Ltd. (3)               1,425,000           1,425,000               0                *

Aswel Advisors Ltd. (4)                          1,425,000           1,425,000               0                *

Waleed Moumina                                   1,250,000           1,250,000               0                *

Amna Mesbah Dajani                               1,287,500           1,287,500               0                *

Giovanni Bonaccorso                              125,000             125,000                 0                *

John Thomas                                      50,000               50,000                 0                *

George Denos                                     125,000             125,000                 0                *

Josh Butcher                                     37,500               37,500                 0                *

Chene Gardner                                    37,500               37,500                 0                *

      *     Less than 1%.

      (1)   Assumes that all securities registered will be sold.

      (2) Applicable percentage ownership is based on 28,737,500 shares of common stock outstanding as of February 10, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of February 10, 2006for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of February 10, 2006are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

      (3) Raed Bairakgdar has the voting and dispositive rights over the shares held by Asset Investment Partners Ltd.

      (4) Loey Tarabzonoy has the voting and dispositive rights over the shares held by Aswel Advisors Ltd.

                                  LEGAL MATTERS

      Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

      Our financial statements as of December 31, 2004 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2004 and 2003, appearing in this prospectus and registration statement have been audited by Bouwhuis, Morrill & Company, LLC, independent registered public accountants, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

      We have filed with the SEC a registration statement on Form SB-2 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

      In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

                              IFSA STRONGMAN, INC.

                          INDEX TO FINANCIAL STATEMENTS



Financial Statements for the Years Ended December 31, 2004

Report of Independent Registered Public Accounting Firm.................. F-2

Balance Sheet............................................................ F-3

Statements of Operations................................................. F-4

Statements of Stockholders' Equity....................................... F-5

Statements of Cash Flows................................................. F-6

Notes to the Financial Statements........................................ F-7

Financial Statements for the Period Ended September 30, 2005

Condensed Balance Sheets................................................. F-8

Condensed Statements of Operations....................................... F-9

Condensed Statements of Stockholders' Equity.............................F-10

Condensed Statements of Cash Flows.......................................F-11

Notes to the Condensed Financial Statements..............................F-12

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Synerteck Incorporated
Draper, Utah

We have audited the accompanying balance sheet of Synerteck Incorporated as of December 31, 2004 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Synerteck Incorporated as of December 31, 2004 and 2003 and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 11, the accompanying 2004 financial statements have been restated.



Bouwhuis, Morrill & Company, LLC
Layton, Utah
March 17, 2005

                              IFSA STRONGMAN, INC.
                        (Formerly Synerteck Incorporated)
                                  Balance Sheet
                                  (as restated)

                                     ASSETS
                                                             December 31,
                                                                 2004
                                                             ------------

CURRENT ASSETS

   Cash and cash equivalents                                 $     36,376
   Accounts receivable, net (Note 2)                               16,769
                                                             ------------

     Total Current Assets                                          53,145
                                                             ------------

PROPERTY AND EQUIPMENT, NET (Note 2)                               20,008
                                                             ------------

     TOTAL ASSETS                                            $     73,153
                                                             ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

   Accounts payable                                          $      7,885
   Accrued expenses                                                10,157
                                                             ------------

     Total Current Liabilities                                     18,042
                                                             ------------

LONG TERM LIABILITIES

   Notes payable                                                   15,000
   Notes payable - related parties                                 35,000
                                                             ------------

     Total Long Term Liabilities                                   50,000
                                                             ------------

     TOTAL LIABILITIES                                             68,042
                                                             ------------

STOCKHOLDERS' EQUITY

   Preferred stock, $0.001 par value; 10,000,000 shares
    authorized, -0- shares issued and outstanding                      --
   Common stock, $0.001 par value; 100,000,000 shares
    authorized, 500,000 shares issued and outstanding                 500
   Additional paid-in capital                                      59,810
   Accumulated deficit                                            (55,199)
                                                             ------------

     Total Stockholders' Equity                                     5,111
                                                             ------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $     73,153
                                                             ============

   The accompanying notes are an integral part of these financial statements.

                              IFSA STRONGMAN, INC.
                        (Formerly Synerteck Incorporated)
                            Statements of Operations
                        For the Years Ended December 31,

                                                       2004           2003
                                                   ------------    ------------
                                                   (as restated)

NET REVENUES

   Product revenue                                 $     31,984    $     29,228
   Service revenue                                       72,346          19,872
   Product and service revenue - related parties        102,750          74,706
                                                   ------------    ------------

     Total Net Revenues                                 207,080         123,806
                                                   ------------    ------------

OPERATING EXPENSES

   Cost of sales-product                                  7,973           6,098
   Cost of sales-service                                 14,753           8,816
   Cost of sales-related parties                         19,105          15,000
   General and administrative                           157,073          35,473
   Selling and marketing                                 48,321          25,086
   Research and development                              20,132          10,314
                                                   ------------    ------------

     Total Operating Expenses                           267,357         100,787
                                                   ------------    ------------

INCOME (LOSS) FROM OPERATIONS                           (60,277)         23,019
                                                   ------------    ------------

OTHER INCOME (EXPENSES)

   Interest expense                                      (3,722)             --
   Other income                                              --              50
   Interest income                                          228              83
                                                   ------------    ------------

     Total Other Income (Expenses)                       (3,494)            133
                                                   ------------    ------------

NET INCOME  (LOSS) BEFORE INCOME TAXES                  (63,771)         23,152

PROVISION FOR INCOME TAXES (Note 8)                          --          (5,524)
                                                   ------------    ------------

NET INCOME (LOSS)                                  $    (63,771)   $     17,628
                                                   ============    ============

BASIC NET INCOME (LOSS) PER SHARE                  $      (0.13)   $       0.04
                                                   ============    ============

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING                                      500,000         500,000
                                                   ============    ============

   The accompanying notes are an integral part of these financial statements.

                              IFSA STRONGMAN, INC.
                        (Formerly Synerteck Incorporated)
                       Statements of Stockholders' Equity
                                  (as restated)

                                                              Common Stock
                                                      ---------------------------   Additional
                                                                                      Paid-in       Accumulated
                                                         Shares         Amount    Capital(Deficit)     Deficit
                                                      ------------   ------------   ------------    ------------
Balance, December 31, 2002                                 500,000   $        500   $       (500)   $     (9,056)

Net income for the year ended
December 31, 2003                                               --             --             --          17,628
                                                      ------------   ------------   ------------    ------------

Balance, December 31, 2003                                 500,000            500           (500)          8,572

Gain on forgiveness of related party debt (Note 10)             --             --         60,310              --
                                                      ------------   ------------   ------------    ------------

Net loss for the year ended
December 31, 2004                                               --             --             --         (63,771)
                                                      ------------   ------------   ------------    ------------

Balance, December 31, 2004                                 500,000   $        500   $     59,810    $    (55,199)
                                                      ============   ============   ============    ============


   The accompanying notes are an integral part of these financial statements.

                              IFSA STRONGMAN, INC.
                        (Formerly Synerteck Incorporated)
                            Statements of Cash Flows
                        For the Years Ended December 31,

                                                              2004            2003
                                                          ------------    ------------
                                                          (as restated)
CASH FLOWS FROM OPERATING ACTIVITIES

   Net income (loss)                                      $    (63,771)   $     17,628
   Adjustments to reconcile net income (loss) to net
    cash provided (used) by operating activities:
     Depreciation expense                                        4,509             503
     Bad debts expense                                          80,707           7,047
   Changes in operating assets and liabilities:
     Accounts receivable                                       (16,436)         (3,454)
     Due to/from related parties                                (8,718)        (20,576)
     Accounts payable                                           (4,813)          8,399
     Accrued expenses                                            8,356            (824)
                                                          ------------    ------------

       Net Cash Provided (Used) by Operating Activities           (166)          8,723
                                                          ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES

   Purchases of property and equipment                         (21,398)         (3,622)
                                                          ------------    ------------

       Net Cash Used in Investing Activities                   (21,398)         (3,622)
                                                          ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES

   Proceeds from notes payable                                  15,000              --
   Proceeds from notes payable - related parties                48,000              --
   Payments on notes payable - related parties                 (13,000)             --
                                                          ------------    ------------

       Net Cash Provided by Financing Activities                50,000    $         --
                                                          ------------    ------------

NET INCREASE IN CASH & CASH EQUIVALENTS                         28,436    $      5,101

CASH AND CASH EQUIVALENTS,
 BEGINNING OF PERIOD                                             7,940           2,839
                                                          ------------    ------------

CASH AND CASH EQUIVALENTS,
 END OF PERIOD                                            $     36,376    $      7,940
                                                          ============    ============

SUPPLEMENTAL DISCLOSURES:

   Cash paid for interest                                 $         --    $         --
   Cash paid for income taxes                             $         --    $         --


   The accompanying notes are an integral part of these financial statements.

                              IFSA STRONGMAN, INC.
                        (Formerly Synerteck Incorporated)
                        Notes to the Financial Statements

NOTE 1 -    ORGANIZATION AND DESCRIPTION OF BUSINESS

            IFSA Strongman, Inc. (formerly Synerteck Incorporated) (the Company) was incorporated under the laws of the State of Delaware on March 30, 2004 with authorized common stock of 100,000,000 shares and authorized preferred stock of 10,000,000 shares. Both classes of stock have a par value of $0.001 per share. The Company was originally formed as Synerteck Incorporated under the laws of the State of Utah on March 2, 2001 prior to its reincorporation into Delaware.

            A wholly owned subsidiary of SportsNuts, Inc. until November 15, 2004, the Company was created to be a technology partner with SportsNuts, Inc. for a variety of organizations, both sports and non-sports related, that require information technology services. These services include website hosting, website design and maintenance, computer hardware leasing, hardware and software programming and configuration, wide area network and local area network configuration, and other related services.

NOTE 2 -    SIGNIFICANT ACCOUNTING POLICIES

            This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements. The following policies are considered to be significant:

            a.    Accounting Method

            The Company recognizes income and expenses based on the accrual method of accounting. The Company has elected a calendar year-end.

            b.    Cash and Cash Equivalents

            Cash equivalents are generally comprised of certain highly liquid investments with original maturities of less than three months.

            c.    Use of Estimates in the Preparation of Financial Statements

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            d.    Basic Net Loss per Share of Common Stock

            In accordance with Financial Accounting Standards No. 128, "Earnings per Share," basic net loss per common share is based on the weighted average number of shares outstanding during the periods presented. Diluted earnings per share is computed using the weighted average number of common shares plus dilutive common share equivalents outstanding during the period. There are no common stock equivalents as of December 31, 2004 and 2003.

            e. Allowance for Doubtful Accounts

            Accounts receivable are recorded net of the allowance for doubtful accounts. The Company generally offers 30-day credit terms on sales to its customers and requires no collateral. The Company maintains an allowance for doubtful accounts which is determined based on a number of factors, including each customer's financial condition, general economic trends and management judgement. As of December 31, 2004, the allowance for doubtful accounts was $7,428.

            f. Property and Equipment

            Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. When assets are disposed of, the cost and accumulated depreciation (net book value of the assets) are eliminated and any resultant gain or loss reflected accordingly. Betterments and improvements are capitalized over their estimated useful lives whereas repairs and maintenance expenditures on the assets are charged to expense as incurred.

                                                         Life               2004                2003
                                                      ---------     ------------------  ------------------
            Computer Equipment                        3 Years       $           14,718  $            3,622
            Furniture and Fixtures                    5 Years                   10,302                  --
            Less - Accumulated Depreciation                                     (5,012)               (503)
                                                                    ------------------  ------------------

                 Net Property and Equipment                         $           20,008  $            3,119
                                                                    ==================  ==================

            Depreciation expense for the years ended December 31, 2004 and 2003 was $4,509 and $503, respectively.

            g.    Revenue Recognition

            Products and services provided by the Company are broken down into two categories for revenue recognition purposes, they are: services, and off-the-shelf hardware/software sales. The revenue recognition policy for these categories is as follows:

            Revenue is recognized upon completion of services or delivery of goods where the sales price is fixed or determinable and collectibility is reasonably assured. Revenue is not recognized until persuasive evidence of an arrangement exists. Advance customer payments are recorded as deferred revenue until such time as they are recognized. Product sales were solely derived from the resale of off-the-shelf hardware and software packages. Product sales are not warranted by the Company and may be subject only to warranties that may be provided by the product manufacturer.

            h.    Recent Accounting Pronouncements

            In April 2002, the Financial Accounting Standards Board issued Statement No. 145 ("SFAS 145"), "Rescission of FASB Statements Nos. 4, 44, and 64 and Amendment of FASB Statement No. 13." SFAS 145 addresses the presentation for losses on early retirements of debt in the statement of operations. The Company has adopted SFAS 145 and will not present losses on early retirements of debt as an extraordinary item.

            h.    Recent Accounting Pronouncements (Continued)

                  In June 2002, the Financial Accounting Standards Board issued
            Statement No. 146 ("SFAS 146"), "Accounting for Costs Associated with Exit or Disposal Activities." The provisions of SFAS 146 become effective for exit or disposal activities commenced subsequent to December 31, 2002. The adoption of SFAS 146 had no impact on the Company's financial position, results of operations or cash flows.

            In November 2002, the Financial Accounting Standards Board issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and t 12 12 Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." This interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies (for guarantees issued after January 1, 2003) that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligations undertaken in issuing the guarantee. At December 31, 2004, the Company does not have any outstanding guarantees and accordingly does not expect the adoption of FIN 45 to have any impact on its financial position, results of operations or cash flows.

            i.    Income Taxes

            The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards Board (SRAS) No. 109, "Accounting for Income Taxes." Under this method, deferred income taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse. In accordance with the provisions of SFAS No. 109, a valuation allowance would be established to reduce deferred tax assets if it were more likely than not that all or some portion, of such deferred tax assets would not be realized. A full allowance against deferred tax assets was provided as of December 31, 2004.

            At December 31, 2004, the Company had net operating loss carryforwards of approximately $84,000 which may be offset against future taxable income through 2024. No tax benefit has been reported in the financial statements because the potential tax benefits of the net operating loss carryforwards are offset by a valuation allowance of the same amount.

            Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to future use.

            j.    Reclassifications

            Certain amounts in the accompanying financial statements have been reclassified to conform to the current year presentation. These reclassifications had no material effect on our financial statements.

NOTE 3 -    RELATED PARTY TRANSACTIONS

            The Company was a wholly owned subsidiary of SportsNuts, Inc. until November 15, 2004. During the ordinary course of business there may have been amounts due to or from any of the companies in the then consolidated entity. These amounts are classified as either net receivables or net payables - related parties. The Company records all expenses related to their operations in their financial statements, therefore, there are no adjustments which would be required to present the Company's financial statements as if it had operated as an unaffiliated entity for the entire year.

            Service Agreements

            On March 1, 2002, the Company entered into an oral agreement to provide IT related services to a company affiliated by common management and shareholders. These services include network engineering, architecture and design, website and e-mail hosting, network hosting and website design. The fee for these services varies depending on the level of service but ranges between $4,000 and $7,000 per month. Additional project based fees may be negotiated.

            Effective April 1, 2004, the Company entered into a service agreement with SportsNuts, Inc., to provide various services including network and server maintenance and support, user support and website maintenance. In exchange for these services SportsNuts, Inc. will pay to the Company a non-refundable fee of $2,000 per month. No minimum or specific performance is required by the terms of this agreement.

            Management Services Agreement

            Effective April 1, 2004, the Company entered into a management services agreement with SportsNuts, Inc., to receive various services including use of information technologies, accounting and bookkeeping services, and limited legal, business development and administrative services for a non-refundable fee of $750 per month. No minimum or specific performance is required by the terms of this agreement.

            Office Space

            The Company is subject to a month-to-month rental agreement for its office space with SportsNuts, Inc. Currently, the rental fee is $1,000 per month and is subject to increase as more space is needed or due to economic factors. During the years ended December 31, 2004 and 2003 the Company paid SportsNuts, Inc. $12,000 for office space. The terms of this agreement are similar to those of other, unrelated, companies renting office space from SportsNuts, Inc.

NOTE 4 -    NOTES PAYABLE

              Notes payable consisted of the following:
                                                              December 31,
                                                                  2004
                                                              ------------
            Note payable to a company, interest at 8% per
             annum, due in full on March 1, 2007, unsecured   $     10,000

            Note payable to a company, interest at 8% per
             annum, due in full on March 1, 2007, unsecured          5,000
                                                              ------------

            Total Notes Payable                                     15,000
            Less: Current Portion                                       --
                                                              ------------

            Long-Term Notes Payable                           $     15,000
                                                              ============


              Future minimum payments consist of the following at December 31:

                  2005                                        $         --
                  2006                                                  --
                  2007                                              15,000
                  2008 and thereafter                                   --
                                                              ------------

                  Total                                       $     15,000
                                                              ============

NOTE 5 -      NOTES PAYABLE - RELATED PARTIES

              Notes payable - related parties consisted of the following:

                                                                   December 31,
                                                                       2004
                                                                   ------------
            Note payable to a related individual, interest at 8%
             per annum, due in full on March 1, 2007, unsecured    $     10,000

            Note payable to a related individual, interest at 8%
             per annum, due in full on March 1, 2007, unsecured          10,000

            Note payable to a related individual, interest at 8%
             per annum, due in full on March 1, 2007, unsecured           5,000

            Note payable to a related individual, interest at 8%
             per annum, due in full on March 1, 2007, unsecured           5,000

            Note payable to a related individual, interest at 8%
             per annum, due in full on March 1, 2007, unsecured           5,000
                                                                   ------------

            Total Notes Payable - Related Parties                        35,000

            Less: Current Portion                                            --
                                                                   ------------

            Long-Term Notes Payable - Related Parties              $     35,000
                                                                   ============

              Future minimum payments consist of the following at December 31,:

                            2005                       $       --
                            2006                               --
                            2007                           35,000
                            2008 and thereafter                --
                                                       ----------

                            Total                      $   35,000
                                                       ==========

NOTE 6 -    EQUITY TRANSACTIONS

            100,000 common shares of Synerteck (Utah) were issued to the incorporator upon incorporation. The shares were issued at no value.

            500,000 common shares of Synerteck (Delaware) were issued on the basis of 5-for-1 for all of the outstanding shares of Synerteck
            (Utah) as part of the Company's reincorporation into the State of Delaware. All references to shares issued and outstanding in the financial statements have been retroactively restated to reflect the effects of this change in capital structure.

            On February 9, 2004, the Board of Directors approved the Company's amended and restated Articles of Incorporation (Amendment). The Amendment increases the authorized shares of common stock from 1,000,000 to 100,000,000 shares. The Amendment also provides for a new class of stock. The new class of stock is preferred stock with 10,000,000 shares authorized. Both common and preferred stock have no par value.

            On November 15, 2004, the Company's then parent, SportsNuts, Inc., distributed all of their shares of Synerteck Incorporated to the shareholders of SportsNuts, Inc. on a pro-rata basis by way of an exchange and distribution of 100% of Synerteck's outstanding shares. The total number of shares outstanding has not changed due to this transaction which terminated the parent/subsidiary relationship.

NOTE 7 -    FINANCIAL INSTRUMENTS

            Statement of Financial Accounting Standards No. 107 (SFAS 107), "Disclosures about Fair Value of Financial Instruments" requires disclosure of the fair value of financial instruments held by the Company. SFAS 107 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The following methods and assumptions were used to estimate fair value:

            The carrying amount of cash equivalents, accounts receivable, accounts payable and notes payable approximate fair value due to their short-term nature.

NOTE 8 -    INCOME TAXES

                  The Company was a wholly-owned subsidiary of SportsNuts, Inc.
            until November 15, 2004 and has been filing a consolidated tax return. For the purposes of these financial statements income tax expense has been calculated on the separate return basis as if the Company were not a part of a consolidated entity.

                  The provision for income taxes as of December 31, 2004 and
            2003 is detailed in the following summary:

                                                        December 31,
                                                    2004            2003
                                                 ------------    ------------
            Current:

            Federal income taxes                 $    (12,534)   $      4,089
            State income taxes                         (4,397)          1,435
            Allowance for deferred tax benefit         16,931              --
                                                 ------------    ------------

            Income tax expense (benefit)
                                                 $         --    $      5,524
                                                 ============    ============

                  A reconciliation of income taxes at the state and federal
            statutory rate to the effective tax rate is as follows:

                                                                             December 31,
                                                                     ----------------------------
                                                                         2004            2003
                                                                     ------------    ------------
            Income taxes (benefit) computed at the state
            and Federal statutory rates (5% and 15%, respectively)   $    (12,754)   $      4,630
            Decrease in allowance for bad debts                            (4,837)          1,109
            State income taxes                                                660            (215)
            Allowance for deferred tax benefit                             16,931              --
                                                                     ------------    ------------

                Income Tax Expense (benefit)                         $         --    $      5,524
                                                                     ============    ============

NOTE 9 -    COMMITMENTS AND CONTINGENCIES

            Major Customers

            For the year ended December 31, 2004, two customers generated revenues in excess of 10% of the Company's total revenues. Revenues from these customers totaled $113,682 (a related party) and $22,868 (a related party) or 55% and 11%, respectively.

            For the year ended December 31, 2003, one customer generated revenues in excess of 10% of the Company's total revenues. Revenue from this customer totaled $96,428 (a related party) or 78%.

            Royalty Agreement

            In connection with the notes payable entered into during 2004, the Company entered into royalty agreements with the holders of the notes. Pursuant to the terms of the embedded royalty agreements the holders of the notes are entitled to a royalty of 2% of the Company's gross revenues collected (cash basis). At December 31, 2004, the Company had accrued $2,245 relating to these royalties. The royalty is to be divided on a pro rata basis among the note holders.

NOTE 10 -   GAIN ON FORGIVENESS OF RELATED PARTY DEBT

            During 2004, a related party forgave debt of the Company in the amount of $60,310. Due to this relationship the gain has been reported as an increase in additional paid-in-capital rather than through the statement of operations.

NOTE 11 -   RESTATED FINANCIAL STATEMENTS

            Subsequent to issuing the Company's financial statements for the year ended December 31, 2004, the Company discovered certain errors in the previously issued financial statements. These financial statements have been restated to correct for these errors which are as follows:

            The allowance for doubtful accounts was previously overstated by $6,835 which caused a reduction in the net accounts receivable balance.

            A previously reported related party receivable was deemed uncollectible and written-off to bad debt expense which is included in general and administrative expenses in the amount of $75,945.

            The Company previously reported net income and included a provision for income taxes which was included in accrued expenses in the amount of $14,300. The Company is now reporting a loss so no such provision is necessary.

            The Company originally reported a gain on forgiveness of debt for a related party which has been reclassified as an increase in additional paid-in capital due to the relationship. The amount of additional paid-in capital relating to this reclassification is $60,310.

            The impact of these adjustments on the Company's financial statements as originally reported is as follows for the year ended December 31:

                                                    As Previously        As
              2004                                     Reported        Restated
              ----                                   ------------    ------------
            Balance sheet:
                 Accounts receivable, net            $      9,934    $     16,769
                 Receivables - related party               75,945              --
                 Accrued expenses                          24,457          10,157
                 Additional paid-in capital                  (500)         59,810
                 Accumulated deficit                       59,921         (55,199)
            Statement of operations:
                 General and administrative          $     87,963    $    157,073
                 Gain on forgiveness of debt               60,310              --
                 Net income (loss)                         51,349         (63,771)
                 Basic net income (loss) per share   $       0.10    $      (0.13)

                              IFSA STRONGMAN, INC.
                        (Formerly Synerteck Incorporated)
                            Condensed Balance Sheets

                                     ASSETS

                                                             September 30,   December 31,
                                                                 2005            2004
                                                             ------------    ------------
                                                              (Unaudited)
CURRENT ASSETS
   Cash and cash equivalents                                 $     48,650    $     36,376
   Accounts receivable, net                                        13,240          16,769
                                                             ------------    ------------
   Other current assets                                             1,571              --
                                                             ------------    ------------
     Total Current Assets                                          63,461          53,145
                                                             ------------    ------------

PROPERTY AND EQUIPMENT, NET                                        14,783          20,008
                                                             ------------    ------------

     TOTAL ASSETS                                            $     78,244    $     73,153
                                                             ============    ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                                          $     28,476    $      7,885
   Accrued expenses                                                 3,912          10,157
                                                             ------------    ------------
     Total Current Liabilities                                     32,388          18,042
                                                             ------------    ------------

LONG TERM LIABILITIES
   Notes payable                                                       --          15,000
   Notes payable - related parties                                     --          35,000
                                                             ------------    ------------
     Total Long Term Liabilities                                       --          50,000
                                                             ------------    ------------

     TOTAL LIABILITIES                                             32,388          68,042
                                                             ------------    ------------

STOCKHOLDERS' EQUITY
   Preferred stock, $0.001 par value; 10,000,000 shares
    authorized, 50,000 and -0- shares issued and
    outstanding, respectively                                          50              --
   Common stock, $0.001 par value; 100,000,000 shares
    authorized, 3,000,000 and 500,000 shares issued and
    outstanding, respectively                                       3,000             500
   Additional paid-in capital                                     181,231          59,810
   Accumulated deficit                                           (138,425)        (55,199)
                                                             ------------    ------------

     Total Stockholders' Equity                                    45,856           5,111
                                                             ------------    ------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $     78,244    $     73,153
                                                             ============    ============

The accompanying notes are an integral part of these condensed financial statements.

                              IFSA STRONGMAN, INC.
                        (Formerly Synerteck Incorporated)
                       Condensed Statements of Operations
                                   (Unaudited)

                                                    For the Three Months Ended
                                                           September 30,
                                                   ----------------------------
                                                       2005             2004
                                                   ------------    ------------
NET REVENUES

   Product revenue                                 $         --    $      1,907
   Service revenue                                       23,630          27,435
   Product and service revenue - related parties         18,592          31,410
                                                   ------------    ------------

     Total Net Revenues                                  42,222          60,752
                                                   ------------    ------------

OPERATING EXPENSES

   Cost of sales-product                                     --           1,488
   Cost of sales-service                                  1,864           1,364
   Cost of sales-related parties                          3,575           2,901
   General and administrative                            88,211          23,740
   Selling and marketing                                 44,590          16,731
   Research and development                               3,024           7,037
                                                   ------------    ------------

     Total Operating Expenses                           141,264          53,261
                                                   ------------    ------------

INCOME (LOSS) FROM OPERATIONS                           (99,042)          7,491
                                                   ------------    ------------

OTHER INCOME (EXPENSES)
   Interest expense                                         (39)         (1,008)
   Realized loss on marketable securities                (5,158)             --
   Gain on forgiveness of debt                            3,932              --
   Interest income                                           --              80
                                                   ------------    ------------

     Total Other Expenses                                (1,266)           (928)
                                                   ------------    ------------

NET INCOME (LOSS) BEFORE INCOME TAXES                  (100,308)          6,563

PROVISION FOR INCOME TAXES                                   --          (1,263)
                                                   ------------    ------------

NET INCOME (LOSS)                                  $   (100,308)   $      5,300
                                                   ============    ============

BASIC NET INCOME (LOSS) PER SHARE                  $      (0.04)   $       0.01
                                                   ============    ============

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING                                    2,630,435         500,000
                                                   ============    ============

The accompanying notes are an integral part of these condensed financial statements.

                              IFSA STRONGMAN, INC.
                        (Formerly Synerteck Incorporated)
                       Condensed Statements of Operations
                                   (Unaudited)

                                                     For the Nine Months Ended
                                                          September 30,
                                                   ----------------------------
                                                      2005             2004
                                                   ------------    ------------
NET REVENUES

   Product revenue                                 $      7,024    $     20,022
   Service revenue                                       63,559          56,532
   Product and service revenue - related parties         52,580          71,340
                                                   ------------    ------------

     Total Net Revenues                                 123,163         147,894
                                                   ------------    ------------

OPERATING EXPENSES

   Cost of sales-product                                  4,929          14,137
   Cost of sales-service                                 12,642          11,442
   Cost of sales-related parties                          7,699           7,829
   General and administrative                           131,933          50,941
   Selling and marketing                                 70,622          31,367
   Research and development                               5,822          13,138
                                                   ------------    ------------

     Total Operating Expenses                           237,722         128,854
                                                   ------------    ------------

INCOME (LOSS) FROM OPERATIONS                          (114,559)         19,040
                                                   ------------    ------------

OTHER INCOME (EXPENSES)
   Interest expense                                      (1,836)         (2,301)
   Realized gain on marketable securities                29,238              --
   Gain on forgiveness of debt                            3,932              --
   Interest income                                           --             214
                                                   ------------    ------------

     Total Other Income (Expenses)                       31,333          (2,087)
                                                   ------------    ------------

NET INCOME (LOSS) BEFORE INCOME TAXES                   (83,226)         16,953

PROVISION FOR INCOME TAXES                                   --          (3,263)
                                                   ------------    ------------

NET INCOME (LOSS)                                  $    (83,226)   $     13,690
                                                   ============    ============

BASIC NET INCOME PER SHARE                         $      (0.06)   $       0.03
                                                   ============    ============

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING                                    1,311,355         500,000
                                                   ============    ============


The accompanying notes are an integral part of these condensed financial statements.

                              IFSA STRONGMAN, INC.
                        (Formerly Synerteck Incorporated)
                  Condensed Statements of Stockholders' Equity

                                       Preferred Stock                Common Stock           Additional
                                ---------------------------   ---------------------------     Paid-in        Accumulated
                                   Shares         Amount         Shares         Amount        Capital          Deficit
                                ------------   ------------   ------------   ------------   ------------    ------------
Balance, December 31, 2003                --   $         --        500,000   $        500   $       (500)   $      8,572
Gain on forgiveness of
related party debt                        --             --             --             --         60,310              --
Net income for the year ended
December 31, 2004                         --             --             --             --             --         (63,771)
                                ------------   ------------   ------------   ------------   ------------    ------------
Balance, December 31, 2004                --             --        500,000            500         59,810         (55,199)
Issuance of preferred stock
for cash (unaudited)                  50,000             50             --             --         24,950              --
Common stock issued for debt
payment (unaudited)                       --             --      1,500,000          1,500         57,471              --
Common stock issued for
services (unaudited)                      --             --      1,000,000          1,000         39,000              --
Net loss for the nine months
ended September 30, 2005
(unaudited)                               --             --             --             --             --         (83,226)
                                ------------   ------------   ------------   ------------   ------------    ------------
Balance, September 30, 2005
(unaudited)                           50,000   $         50      3,000,000   $      3,000   $    181,231    $   (138,425)
                                ============   ============   ============   ============   ============    ============


The accompanying notes are an integral part of these condensed financial statements.

                              IFSA STRONGMAN, INC.
                        (Formerly Synerteck Incorporated)
                       Condensed Statements of Cash Flows
                                   (Unaudited)

                                                                For the Nine Months Ended
                                                                      September 30,
                                                               ----------------------------
                                                                   2005            2004
                                                               ------------    ------------

CASH FLOWS FROM OPERATING ACTIVITIES:

   Net income (loss)                                           $    (83,226)   $     13,690
   Adjustments to reconcile net income to net
    cash provided (used) by operating activities:
     Depreciation                                                     5,225           2,767
     Stock issued for services                                       40,000              --
     Realized gain on trading securities                            (29,238)             --
   Changes in operating assets and liabilities:
     Accounts receivable                                              3,529         (14,195)
     Trading securities                                              29,238              --
     Due to/from related parties                                         --             263
     Other current assets                                            (1,571)           (715)
     Accounts payable                                                20,591          (1,667)
     Accrued expenses                                                 2,726           7,365
                                                               ------------    ------------

       Net Cash Provided (Used) by Operating Activities             (12,726)          7,508
                                                               ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:

   Purchases of property & equipment                                     --         (21,397)
                                                               ------------    ------------

       Net Cash Used in Investing Activities                             --         (21,397)
                                                               ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:

   Proceeds from issuance of preferred stock                         25,000              --
   Proceeds from issuance of notes payable                               --          15,000
   Proceeds from issuance of notes payable - related parties             --          35,000
                                                               ------------    ------------

       Net Cash Provided by Financing Activities                     25,000          50,000
                                                               ------------    ------------

NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                                                    12,274          36,111

CASH AND CASH EQUIVALENTS AT
 BEGINNING OF PERIOD                                                 36,376           7,940
                                                               ------------    ------------

CASH AND CASH EQUIVALENTS AT END
 OF PERIOD                                                     $     48,650    $     44,051
                                                               ============    ============


The accompanying notes are an integral part of these condensed financial statements.

                              IFSA STRONGMAN, INC.
                        (Formerly Synerteck Incorporated)
                 Condensed Statements of Cash Flows (Continued)
                                   (Unaudited)

                                                   For the Nine Months Ended
                                                         September 30,
                                                  ---------------------------
                                                      2005           2004
                                                  ------------   ------------
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for:

   Interest                                       $         --   $         --
   Income taxes                                   $         --   $         --

Non-Cash Investing and Financing Activities:

   Common stock issued to convert notes payable
   and accrued interest and royalty fees          $     58,971   $         --

   Common stock issued for services               $     40,000   $         --


The accompanying notes are an integral part of these condensed financial statements.

                              IFSA STRONGMAN, INC.
                        (Formerly Synerteck Incorporated)
                   Notes to the Condensed Financial Statements
                    September 30, 2005 and December 31, 2004

NOTE 1 -    BASIS OF FINANCIAL STATEMENT PRESENTATION

            The accompanying unaudited condensed financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted in accordance with such rules and regulations. The information furnished in the interim condensed financial statements include normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements. Although management believes the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim condensed financial statements be read in conjunction with the Company's audited financial statements and notes thereto for the year ended December 31, 2004 included in its Form 10-KSB. Operating results for the nine months ended September 30, 2005 are not necessarily indicative of the results to be expected for the year ending December 31, 2005.

NOTE 2 -    MATERIAL EVENTS

            On April 8, 2005, the Company entered into a preferred stock purchase agreement with an individual investor whereby the Company agreed to issue 50,000 of its previously unissued Series A preferred stock for cash of $25,000. The preferred shares will convert into common stock of the Company during a three year period on a one for one basis.

            On June 13, 2005, the Company issued 1,500,000 shares of its common stock in satisfaction of notes payable and accrued interest and royalty fees totaling $58,971.

            On August 3, 2005, the Company issued 1,000,000 shares of its common stock as part of the Company's 2005 Stock Incentive Plan to its employees and contractors. The shares were registered with the Securities and Exchange Commission on Form S-8 on August 11, 2005.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

      Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

SEC registration fee              $     413.11
Printing and engraving expenses   $  10,000.00
Legal fees and expenses           $  50,000.00
Accounting fees and expenses      $  25,000.00
Miscellaneous expenses            $   5,000.00


    Total.........................$  90,413.11

      The Registrant has agreed to bear expenses incurred by the selling stockholders that relate to the registration of the shares of common stock being offered and sold by the selling stockholders.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

      Pursuant to a Share Exchange Agreement, which closed on December 9, 2005, we issued 20,000,000 shares of common stock to accredited investors and non-U.S. persons (as contemplated by Rule 902 under the Securities Act of 1933). These issuances are exempt from registration requirements under Regulation D or Regulation S under the Securities Act of 1933, as amended. The shares issued pursuant to Regulation S were issued in an "offshore transaction" as defined in, and pursuant to, Rule 902 under the Securities Act of 1933 on the basis that the purchaser was not offered the shares in the United States and did not execute or deliver any agreement in the United States.

      Simultaneously with the closing of the Share Exchange Agreement, on December 9, 2005, we completed a private placement offering of 150,000 units consisting of ten shares our common stock, par value $0.001 per share and one warrant exercisable for one share of our common stock, for an aggregate purchase price of $600,000.

      In addition, simultaneously with the closing of the Share Exchange Agreement, the holder of a convertible note in the principal amount of $515,000 converted such on December 9, 2005, for an aggregate of 1,287,500 shares of our common stock, par value $0.001 per share.

      On February 2, 2006, we closed on an additional private placement offering of 12,500 units consisting of ten shares our common stock, par value $0.001 per share and one warrant exercisable for one share of our common stock, for an aggregate purchase price of $50,000.

      * All of the above offerings and sales were deemed to be exempt under
Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our company or executive officers of our company, and transfer was restricted by our company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment.

      Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27. EXHIBITS.

Exhibit
Number         Description of Exhibit

3.1 Registrant's Certificate of Incorporation (incorporated by reference to the exhibits to Registrants Form 10-SB filed on September 15, 2004).

3.2 Certificate of Ownership of Synerteck Incroporated and IFSA Strongman, Inc. (incorporated by reference to the exhibits to Registrants Form 8-K filed on December 28, 2005).

3.3 Registrant's By-Laws (incorporated by reference to the exhibits to Registrants Form 10-SB filed on September 15, 2004).

5.1            Opinion of Sichenzia Ross Friedman Ference LLP

10.1 Share Exchange Agreement by and among Synerteck Incorporated, and IFSA Strongman Ltd. and the shareholders of IFSA Strongman Ltd. (incorporated by reference to the exhibits to Registrants Form 8-K filed on December 15, 2005).

23.1           Consent of Bouwhuis, Morrill & Company, LLC.

23.2           Consent of Sichenzia Ross Friedman Ference LLP (contained in
               Exhibit 5.1)

ITEM 28. UNDERTAKINGS.

The undersigned Company hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in London, United Kingdom, on February 14, 2006.


                                             IFSA STRONGMAN, INC.

                                              By: /s/  Jussi Laurimaa
                                                  -------------------
                                                  Jussi Laurimaa
                                                  Chief Executive Officer
                                                  (Principal Executive Officer)

                                              By: /s/ Jaime Alvarez
                                                  -------------------
                                                  Jaime Alvarez
                                                  Chief Financial Officer
                                                  (Principal Financial and
                                                  Accounting Officer)

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jussi Laurimaa and Jaime Alvarez his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated: Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

             SIGNATURE                               TITLE                                DATE
--------------------------------      ----------------------------------------        -----------------
/s/ Stephen Townley
---------------------------           Chairman of the Board                           February 14, 2006
Stephen Townley

/s/ Jussi Laurimaa                    Chief Executive Officer and Director            February 14, 2006
---------------------------
Jussi Laurimaa

/s/ Christian Fennell                 Chief Operating Officer, President and          February 14, 2006
---------------------------           Director
Christian Fennell

/s/ Jaime Alvarez                     Chief Financial Officer and Director            February 14, 2006
---------------------------
Jaime Alvarez

/s/ Douglas Edmunds                   Chairman of the World Governing Body's
---------------------------           Congress and Director                           February 14, 2006
Douglas Edmunds